EMPLOYMENT CONTRACT

     This employment agreement is made effective for all purposes and in all respects as of the 1st day of November, 1997, by and between Dimensional Visions Group, Ltd.., an Delaware corporation (hereinafter referred to as the "Employer") and Roy D. Pringle, (hereinafter referred to as the "Employee").

     WHEREAS, Employer desires to employ Employee in the capacity of Chief Financial Officer & Senior Vice President, or in any other position consistent with Employee's status;

     WHEREAS, Employee desires to be employed by Employer in the aforesaid capacity; and

     WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings;

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

     1. TERM OF EMPLOYMENT. Employer shall employ Employee in the capacity set forth above. The employment shall commence on November 1, 1997 and terminate on November 1, 2000 unless sooner terminated in accordance with the provisions of paragraph 9. After November 1, 2000, this Agreement and all its terms and provisions shall be automatically extended from month-to-month, unless sooner terminated in accordance with the provisions of this contract.

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     2. DUTIES OF EMPLOYEE.

          (a) In accepting employment from Employer, Employee shall undertake the responsibility of performing for and on behalf of Employer whatever duties shall be assigned to Employee by Employer at any time and from time to time. It is further understood and agreed that any modification in, or expression of, Employee's duties shall not result in any modification in, or increase or decrease of, Employee's compensation as stated in paragraph 3, unless Employer specifically shall agree otherwise in a duly executed amendment of this Agreement.

          (b) Employee covenants and agrees that at all times during the term of this Agreement, Employee shall devote his/her full-time efforts to his/her duties as an employee of the Employer. Employee further covenants and agrees that he/she will not, directly or indirectly, engage or participate in any activities at any time during the term of this Agreement in conflict with the best interests of Employer.

     3. COMPENSATION. As compensation for the services to be rendered by Employee for Employer under this Agreement, Employee shall be paid the following annual salary, on a twice a month basis, during the term hereof: $60,000.00.

     4. ADDITIONAL BENEFITS. In addition to, and not in limitation of, the compensation referred to in paragraph 3, Employee shall receive the following additional benefits: such group health insurance as may be provided by Employer from time to time; bonus payment as may be determined by Employer from time to time. Employee shall have the right to vacation, holidays and other paid leave as permitted by the employee policy manual in effect upon the signing of this Agreement.

     5. DISCLOSURE OF INFORMATION. Employee acknowledges that in and as a result of his/her employment hereunder, he/she will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as Employer's trade secrets, systems, procedures, manuals, confidential reports, and lists of clients, and the fees paid by them. As a material inducement to Employer to enter into this Agreement and to pay to Employee the compensation stated in paragraph 3, as well as any additional benefits stated in paragraph 4, Employee covenants and agrees that he/she shall not, at any time during or following the term of his/her employment, directly or indirectly divulge or disclose for any purpose whatsoever any confidential information that has been obtained by, or disclosed to, him/her as a result of his/her employment by Employer. In the event of a breach or threatened breach by Employee of any of the provisions of this paragraph 5, Employer, in addition to and not in limitation of, any other rights, remedies, or damages available to Employer at law or in equity, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him/her.

     6. COVENANTS AGAINST COMPETITION. Employee acknowledges that the services he/she is to render are of a special and unusual character with a unique value to Employer, the loss of which cannot adequately be compensated by damages in an action at law. In view of the unique value to Employer of the services of Employee for which Employer has contracted hereunder, because of the confidential information to be obtained by or disclosed to Employee, as hereinabove set forth, and as a material inducement to Employer to enter into this Agreement and to pay to Employee the compensation stated in paragraph 3, as well as any additional benefits stated in paragraph 4, Employee covenants and agrees as follows:

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          (a)  During  Employee's  employment  and for a period of two (2) years after he ceases to be employed by Employer, Employee shall not, directly or indirectly, solicit or divert business from, or attempt to convert to other methods of using the same or similar products or services provided by Employer, any client, account, or location of Employer with which Employee has had any contact as a result of his/her employment with Employer.


          (b) During Employee's employment and for a period of two (2) years after he/she ceases to be employed by Employer, Employee shall not, directly or indirectly, engage in the business of Employer or similar or related business in competition with Employer, in any and all geographic areas where Employer is actually engaged or intends to be engaged in business, or where the Employer maintains sales or service representatives or employees.

          (c) During Employee's employment and for a period of two (2) years after he ceases to be employed by Employer, Employee shall not, directly or indirectly, solicit for employment or employ any employee of Employer.

     7. ACCOUNTING FOR PROFITS. Employee covenants and agrees that if he shall violate any of his covenants or agreements under paragraph 6, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that Employee directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with, any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights or remedies to which Employer is or may be entitled at law, in equity, or under this Agreement.

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     8. REASONABLENESS OF RESTRICTIONS.

          (a) Employee has carefully read and considered the provisions of paragraphs 5, 6 and 7, and, having done so, agrees that the restrictions set forth in these paragraphs, including, but not limited to, the time period of restriction and the geographical areas of restriction set forth in paragraph 6, are fair and reasonable and are reasonably required for the protection of the interests of Employer and its officers, directors, and other employees.

          (b) In the  event  that,  notwithstanding  the  foregoing,  any of the provisions of paragraphs 5, 6 and 7 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of paragraph 5 or 6 relating to the time period and/or the areas of restriction shall be declared by arbitration to exceed the maximum time period or areas such court deems reasonable and enforceable, the time period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

     9. TERMINATION

     A. Notwithstanding any other provision hereof, Employer may terminate Employee's employment under this Agreement at any time for cause. The termination shall be evidenced by written notice thereof to the Employee, which shall specify the cause for termination. For purposes hereof, the term "cause"

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shall include, without limitation,  the inability of Employee,  through sickness or other incapacity, to perform his duties under this Agreement for a period in excess of ninety (90) substantially consecutive days; dishonesty; theft;
conviction  of a felony;  intoxication;  unethical  business  conduct  including disruption of Employer's management of its business; and a material breach of this Agreement. The term "cause" shall also include the failure of Employee for any reason, within ten (10) days after receipt by Employee of written notice
thereof   from   Employer,   to  correct,   cease,   or   otherwise   alter  any
insubordination, failure to comply with instructions, or other action or omission to act that in the opinion of the Employer does or may materially or adversely affect its business or operations. This contract will terminate on the death of Employee.

     B. Notice of Termination. Any purported termination by the Company shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 17 hereof (except if the event given rise to termination is Employee's death). For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

     C. Compensation Upon Termination

          1. If the Employee's employment by the Company shall be terminated without cause during the three year term of this Agreement, Employee shall be entitled to the payment of one -half her compensation at the then current level for the remainder of the term. In the event of the sale, transfer or reorganization of the Company, any agreement for such shall include a commitment

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by the  surviving  entity  to  continue  payment  of such  compensation  for the remainder of the said three year term. If Employee's employment shall be terminated without cause following the expiration of his initial three year term of employment:

               (I) The Company shall continue to pay the Employee an amount equal one half of the Employee's base salary at the rate in effect at the time Notice of Termination is given for a period of six months, said payments to be made at the same time and in the same manner, as if Employee had remained in the employ of the Company; plus

               (ii) Any bonus to which the Employee would otherwise be entitled, pro rated to the effective date of termination; plus

               (iii) All other amounts payable to the Employee and all benefits payable to him under any other plan or agreement relating to retirement benefits or to compensation previously earned and deferred, in accordance with the respective terms of such plans or agreements, pro rated to a date six (6) months following the date of termination.

     10. BURDEN AND BENEFIT. This Agreement shall be binding upon, and shall inure to the benefit of, Employer and Employee, and their respective heirs, personal and legal representatives, successors, and assigns.

     11.  GOVERNING  LAW.  In view of the fact  that  the  principal  office  of
Employer is located in Arizona, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Arizona.

     12. ARBITRATION. Employer and Employee agree that all disputes under this contract will be subject to arbitration under the rules of the American Arbitration Association. Any such arbitration will be conducted by three arbitrators sitting in Phoenix, Arizona, with all costs, expenses and attorney's fees to be paid by the losing party. Any decision of the arbitrators shall be final and may be entered as judgement in a Court of competent jurisdiction.

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     13. SEVERABILITY.  The provisions of this Agreement, including particularly but not solely, the provisions of paragraphs 5, 6 and 7, shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

     14. EMPLOYER. As used herein, the term "Employer" shall include any corporation that is at any time the parent or a subsidiary of Dimensional Visions Group, Ltd.. for which Employee is providing services in any form during the term of his/her employment under this Agreement.

     15. NOTICE. Any notice required to be given shall be sufficient if it is in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to his/her residence in the case of Employee, and to its principal office in Arizona in the case of the Employer.

     16. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the employment of Employee, and no representations, promises, agreements, or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the intended to be bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

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     IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the day and year first above written.

                                        DIMENSIONAL VISIONS GROUP, LTD.

                                        SIGNATURE:______________________________

                                        TITLE:      President and C.E.O.
                                              ----------------------------------

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                                        EMPLOYEE SIGNATURE

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